UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2015

EcoLiveGreen Corp.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-157459 (Commission File Number)	26-3941151 (IRS Employer Identification No.)

305 South Andrews Avenue, Suite 203, Fort Lauderdale, Florida 33301

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (954) 599-3672

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2015, EcoLiveGreen Corp. (the “Company”), pursuant to Action by Written Consent of Directors and Majority Shareholders, entered into an Amended and Restated Option Agreement (the “Amended Option Agreement”) with OSER Ventures Inc. (“OSER”). The Amended Option Agreement is included with this current report as Exhibit 10.1.

OSER had previously entered into a certain Option Agreement (the “Original Option Agreement”) with the Company for the purchase of 5% of the Stock in the Company, as defined in the Original Option Agreement. OSER and the Company each agreed to amend and restate the Original Option Agreement to provide OSER with additional options to purchase an additional 15% of the Stock in the Company, subject to and in accordance with the terms of the Amended Option Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Option Agreement between OSER Ventures Inc. and EcoLiveGreen Corp. dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	EcoLiveGreen Corp.

	By:	/s/ Len Bryan
Name: Len Bryan
Title: President